UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2016 (January 26, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

On January 26, 2016, the Board of Directors (the “Board”) of Hemispherx Biopharma, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), established two programs - the 2016 Senior Executive Deferred Cash Performance Award Plan for Dr. William A. Carter and Thomas K. Equels, the Company’s two primary executive officers (the “Executive Plan”), and the 2016 Voluntary Incentive Stock Award Plan for Company employees and Board members other than Dr. Carter and Mr. Equels (the “Employee Plan”). Both Plans include a Base Pay Supplement provision.

The Executive Plan

The Executive Plan was established to both conserve cash and create appropriate incentives for senior executives to be rewarded based upon the performance of the Company. The two participants are Dr. William A. Carter, the Company’s Chairman of the Board, Chief Executive Officer and Chief Scientific Officer, and Thomas K. Equels, the Company’s President, Executive Vice Chairman of the Board, Secretary, General Counsel and Chief Financial Officer (the “Executives”).

The Executive Plan will be in effect for three months beginning with the commencement of the Employee Plan described below and may be extended for additional periods of three months thereafter subject to termination by the Company with the approval of the Board. The Executive Plan will be in effect during any period in which Employee Plan is in effect. The Executives will participate during each three-month period the Executive Plan is in effect (each such period, an “Executive Plan Period”). By participating in the Executive Plan, each Executive has authorized the Company to withhold 50% of the sum of his salary, consulting and director’s fees on each semi-monthly payroll date (each, a “Withholding Date”) occurring during the applicable Executive Plan Period. The Company will establish and maintain a record of the dollar amount withheld on each Withholding Date (each, a “Withheld Dollar Amount”) and the closing price of a share of the Company’s common stock (the “Stock”) on the NYSE MKT on the last trading day preceding the Withholding Date (each, a “Base Stock Price”).

On the 9-month anniversary of each Withholding Date (each, a “Payment Date”), if the Payment Condition, as defined below, in respect of the Withheld Dollar Amount on such Withholding Date is satisfied, the Company will pay the Executive an amount in cash (the “Performance Cash Payment”) equal to (a) the product of the applicable Withheld Dollar Amount multiplied by a fraction, the numerator of which will be the closing price of the Stock on the NYSE MKT for the last trading date preceding the Payment Date (a “Payment Stock Price”), and the denominator of which will be the applicable Base Stock Price, less (b) the minimum withholding taxes due in respect of such payment. The Payment Condition is that the closing price of the Stock for at least five (5) successive trading days in the period from withholding of compensation to the applicable Payment Date must have been at least $0.20 per share. If the Payment Condition is not fully satisfied with respect to a Withheld Dollar Amount then the Performance Cash Payment will be zero and the Senior Executives will loose the entire amount witheld.

The Company believes that this combination of a large compensation holdback coupled with the Executives’ ability to recoup this amount and possibly more aligns the Executives’ compensation to their performance and rewards them only if they are able to increase stockholder value and penalizes them if they fail to achieve the minimum floor stock price of $.20 per share for several successive days. This enhances the incentives related to improving the Company’s business and raising its stock price.

The Employee Plan is administered and interpreted by the Compensation Committee. The Compensation Committee has the authority to make appropriate adjustments to the Base Stock Price and the Payment Stock Price to reflect stock splits and stock combinations.

The Employee Plan

Pursuant to the Employee Plan, all full-time employees and directors, other than Dr. Carter and Mr. Equels may participate in the plan. The Employee Plan will be in effect for three months commencing January 26, 2016 and may be extended for additional periods of three months thereafter subject to termination by the Company with the approval of the Board. Eligible employees and directors may elect to participate during any three-month period the Employee Plan is in effect (each, an “Employee Plan Period”) subject to election prior to the commencement of any such period. Employees and Directors who elect to participate in the Employee Plan (the “Participants”) may elect to cease their participation at the end of any Employee Plan Period.

By electing to participate in the Employee Plan, an employee will be authorizing the Company to withhold 20% of the employee’s salary on each semi-monthly payroll date and a director will be authorizing the Company to withhold 20% of the director’s fee on each semi-monthly payment date (each a “Withholding Date”) occurring during the applicable Employee Plan Period. On each Withholding Date, the Participant will be issued an Incentive Right for a number of shares of Stock, less applicable withholding taxes. The number of shares (the “Participant’s Amount”) will be computed by dividing the applicable salary/fee withheld for the period by the closing price of the Stock on the NYSE MKT on the trading day immediately preceding the Withholding Date. The Company will establish and maintain a record of the number of shares of Stock represented by each Incentive Right. Such number of shares of Stock represented by an Incentive Right will be subject to appropriate adjustment in the event of a stock split or stock consolidation.

Any employee earning salary at a rate of less than $75,000 per year may elect, in advance of a Employee Plan Period, to participate by authorizing the Company to withhold, at the employee’s option, 10% or 20% of the employee’s salary during such Employee Plan Period.

Prior to the beginning of each Employee Plan Period, each Participant may elect in writing to receive the Participant’s Amount, on the 6-month, 9-month or 12-month anniversary of each Withholding Date. In the absence of an election, the Participant will be paid on the 6-month anniversary of the applicable Withholding Date.

On the anniversary date on which the Participant is to be paid in accordance with his or her election (the “Payment Date”), the Company will determine, for tax withholding and basis purposes, the value of each Participant’s Amount for which payment is being made. The value on the Payment Date will be based on the closing price of a share of Stock on the NYSE MKT for the trading day preceding the Payment Date. On any date Stock is to be issued, the number of shares needed for sale to cover the related withholding taxes will be determined by the Company and communicated to the Participant. Unless the Participant elects prior to the commencement of the applicable Employee Plan Period to pay the withholding tax dollar amount directly to the Company on or before the Payment Date, the Company will withhold the required minimum withholding tax from any amounts due the Participant on such Payment Date by either, in its discretion, (a) reducing the number of shares of Stock to be issued to the Participant by the number of shares of Stock having a value equal to the applicable withholding taxes or (b) causing to be sold on the open market that number of shares of Stock issued to the Participant which is necessary to fund the payment of the withholding tax.

The Employee Plan is administered and interpreted by the Compensation Committee.

The Company will arrange, at its cost, for a registered brokerage firm to establish a trading account for each Participant. Shares of Stock being delivered under the Employee Plan will be transferred to that account. Delivery of shares of Stock under the Employee Plan will constitute taxable income to a Participant at the time the shares of Stock are delivered and will be subject to payroll taxes. The Company will bear all costs related to selling shares of Stock awarded under the Employee Plan in such amount as necessary to pay any withholding taxes. During the period a Participant remains an active employee or a Director, the Company will bear (i) the charges of the brokerage firm for the maintenance of the account, (ii) any transaction costs related to the transfer of shares by the Company into the account and (iii) transaction costs related to the sale of shares of Stock from the account.

All full-time employees have opted to participate in the Employee Plan.

The Employee Plan is an “Employee Wages or Hours Reduction Program” within the meaning of Article 2 of the Amended and Restated Hemispherx Biopharma, Inc. 2009 Equity Incentive Plan.

Base Pay Supplement

All Participants in either plan will be awarded an amount (the “Approval Award”) equal to 30% of the pre-tax amount of their base annual salary as then in effect upon FDA Approval of Ampligen (the “Approval”). The Approval Award will be paid within three months following the Approval. In addition, all Participants in either plan will be awarded an amount (the “Pre-Approval Award”) equal to 30% of the pre-tax amount of their annual salary as then in effect upon the successful pre-approval inspection by the FDA of the Alferon facility (the “Pre-Approval”). The Pre-Approval Award will be paid within three months following the Pre-Approval. A Participant will not qualify for the Approval or Pre-Approval Award if the Participant’s employment is terminated prior to such Approval or Pre-Approval due to (i) termination by the Company for Cause or (ii) voluntary termination by the Participant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	2016 Senior Executive Deferred Cash Performance Award Plan
10.2	2016 Voluntary Incentive Stock Award Plan
99.1	Press release dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

February 4, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels, President